Exhibit 99.2

LETTER OF TRANSMITTAL
To Accompany Certificates Formerly Representing Shares of Common Stock of
NSD BANCORP, INC.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY
Shareholder Information
1-800-368-5948

Mailing Address:	By Hand:
Registrar and Transfer Company	c/o The Depository Trust Co.
Attn: Corporate Actions	Transfer Agent Drop
10 Commerce Drive	55 Water Street, 1st Floor
Cranford, New Jersey 07016-0645	New York, NY 10041-0099

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach list if necessary)
(See Instructions) Name(s) and Addresses(es) of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)
TOTAL SHARES

☐	Check the box to the left if you have lost any of your certificates and complete Affidavit For Lost Stock Certificate on page ___. See Instruction 5.

Ladies and Gentlemen:

     This Letter of Transmittal (“Letter of Transmittal”) relates to the merger (the “Merger”) of NSD Bancorp, Inc. (“NSD”) with and into F.N.B. Corporation (“FNB”), pursuant to the Agreement and Plan of Merger, dated as of October 14, 2004, between FNB and NSD (the “Merger Agreement”). This Letter of Transmittal is addressed to holders of NSD common stock. In order for you, as a NSD shareholder, to receive the merger consideration (as defined below), you must send (1) this Letter of Transmittal, properly completed, together with (2) the certificates representing shares of NSD common stock, plus any other required documents, to the exchange agent.

     For each share of NSD common stock you hold, you are entitled to receive as merger consideration 1.8 shares of FNB common stock, subject to antidilution adjustment as set forth in the Merger Agreement. The FNB common stock into which a share of NSD common stock is converted in the Merger is referred to herein as the “merger consideration.”

     Fractional Shares. No fractional shares of FNB common stock will be issued to you upon completion of the Merger, unless you elect to enroll in FNB’s dividend reinvestment and stock purchase plan (the “DRSP Plan”) in which event FNB will issue to you, in book-entry form, the exact number of shares, rounded to three decimal places, of FNB common stock to which you are entitled. For each fractional share that you would otherwise be entitled to receive if you do not enroll in the DRSP Plan, FNB will pay cash in an amount, rounded to the nearest cent, equal to the product of the fractional share held by you multiplied by the average closing price of FNB common stock for the 20 consecutive trading-day period ending two business days prior to the date the last required regulatory approval for the merger is obtained, without regard to any required waiting periods. No interest will be paid or accrued on cash payable in lieu of fractional shares of FNB common stock nor will any holder of fractional shares be entitled to dividends or other rights in respect of such fractional shares.

     Enrollment in the DRSP Plan. A prospectus relating to the DRSP Plan and an enrollment form are enclosed with this Letter of Transmittal. If you want to enroll in the DRSP Plan, you must complete and return the enrollment form in the envelope provided.

SIGNATURES MUST BE PROVIDED BELOW — PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if the certificate, DRSP Plan shares and/or check are to be issued and mailed to other than the record owner(s) as described above. See instructions on reverse side regarding signature guarantees. See Instruction 2.

Issue shares and mail the statement or certificate and/or check to:

Name:

Social Security Number or Taxpayer I.D.
Number:

Address:

Dated:

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the certificate, DRSP Plan statement and/or check are to be mailed to other than the record owner(s) as described above. See Instruction 3.

Mail the statement or certificate and/or check to:

Name:

Social Security Number or Taxpayer I.D.
Number:

Address:

     Important Tax Information. In order to ensure compliance with federal income tax requirements, we request that you provide the exchange agent with your correct Taxpayer Identification Number and to certify whether you are subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below.

SUBSTITUTE FORM W-9

PAYER’S NAME: REGISTRAR AND TRANSFER COMPANY

SUBSTITUTE FORM W-9: DEPARTMENT OF THE TREASURY, INTERNAL REVENUE SERVICE PAYER’S REQUEST FOR FEDERAL TAXPAYER IDENTIFICATION NUMBER

Part 1:	Please provide your federal Taxpayer I.D. Number where noted at right and certify by signing and dating below.	Enter Your Social Security or Taxpayer I.D. Number Here:

Part 2: ☐ Check this box if you are NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

Part 3: ☐ Check this box only if you are a U.S. person (including a U.S. citizen or resident alien).

Part 4: ☐ Check here if awaiting federal Taxpayer I.D. Number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

Signature(s):	Date(s):

     This Letter of Transmittal, completed, signed and accompanied by all other required documents, should be returned to the exchange agent in the accompanying envelope.

     Note: By signing on the signature line(s) below, you represent that FNB’s acceptance of NSD common stock delivered pursuant to this Letter of Transmittal will constitute a binding agreement between FNB and you upon the terms and subject to the conditions listed in this Letter of Transmittal. Moreover, you represent that you have the authority to complete and return this Letter of Transmittal and to surrender the certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. Upon request, you shall execute and deliver all additional documents deemed by the exchange agent or FNB to be necessary or desirable to complete the sale, assignment, transfer, cancellation and retirement of the shares of NSD common stock delivered herewith. Please make sure that you have read and understood this Letter of Transmittal in its entirety before signing. All inquiries with respect to the surrender of certificates should be made directly to Registrar and Transfer Company, our Exchange Agent, at 800-368-5948 or via e-mail to info@rtco.

     This Letter of Transmittal must be signed by the registered owner(s) exactly as name(s) appear on the certificate(s) or NSD plan account, or the authorized representative of such record owner(s), or by person(s) in whose name the new certificate(s) are to be issued.

Via registered mail or express service to the exchange agent:
REGISTRAR AND TRANSFER COMPANY
Attn: Corporate Actions
10 Commerce Drive
Cranford, New Jersey 07016-0645

PLEASE SIGN AND DATE HERE:

Signature(s):	Date(s):

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

     In requesting the replacement of the certificate(s), I hereby agree that: If the certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protest and hold harmless F.N.B. Corporation, Seaboard Surety Company and Registrar and Transfer Company and any other party from and against all losses, expenses, costs and damages, including legal fees, that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident or other obligation on the part of or by any officer or employee of the parties.

     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $20.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign here

Co-owner, if any	Date

INSTRUCTIONS
ACCOMPANYING
LETTER OF TRANSMITTAL
WITH RESPECT TO SHARES OF COMMON STOCK
OF
NSD BANCORP, INC.
IN CONNECTION WITH THE MERGER OF
NSD BANCORP, INC.
WITH AND INTO
F.N.B. CORPORATION

     All capitalized terms used but not otherwise defined in these Instructions shall have the respective meanings ascribed to such terms in the Letter of Transmittal. These Instructions govern the Letter of Transmittal and should be read carefully before making an election.

A.	LETTER OF TRANSMITTAL

     1.       Delivery of Letter of Transmittal and Certificates. Certificates evidencing all delivered shares of NSD common stock (or a guarantee of delivery as provided in the Letter of Transmittal and these Instructions), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, must be sent to the exchange agent at its address set forth in the Letter of Transmittal. If certificates are forwarded to the exchange agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

          Holders of NSD common stock who are nominees only may submit a separate Letter of Transmittal for each beneficial owner for whom such holder is a nominee; provided, however, that at the request of the exchange agent, such holder shall certify to the satisfaction of the exchange agent that such holder holds such shares of NSD common stock as nominee for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted by the record holder will be treated as a separate holder of NSD common stock.

          THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH CERTIFICATES SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE CERTIFICATES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     2.       Signatures on Letter of Transmittal; Stock Powers and Endorsements. If a Letter of Transmittal is signed by the record holder(s) of the shares of NSD common stock delivered with such Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such shares of NSD common stock without alteration, enlargement or any other change whatsoever.

          If any shares of NSD common stock delivered herewith is owned of record by two or more persons, all such persons must sign a Letter of Transmittal. If any of the shares of NSD common stock delivered with a Letter of Transmittal are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such shares of NSD common stock.

          If a Letter of Transmittal is signed by the record holder(s) of the shares of NSD common stock delivered with such Letter of Transmittal, no endorsements of certificates or separate stock powers are required, unless checks or certificates evidencing shares of FNB common stock are to be payable to the order of, or registered in the name of, a person other than the record holder(s), in which case the certificates delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificates. Signatures on such certificates and stock powers must be guaranteed by an eligible institution (as defined below).

          If a Letter of Transmittal is signed by a person other than the record holder(s) of the shares of NSD common stock delivered with such Letter of Transmittal, then the certificates evidencing the shares of NSD common stock delivered with such Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on such certificates. Signatures on such certificates and stock powers must be guaranteed by an eligible institution.

          If a Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person or entity acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to FNB of such person’s authority to so act must be submitted.

     3.       Guarantee of Signatures. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent’s Medallion Program (each, an “eligible institution”). No signature guarantee is required on a Letter of Transmittal if such Letter of Transmittal is signed by the record holder(s) of shares of NSD common stock delivered with such Letter of Transmittal, unless such holder(s) has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Issuance Instructions” on the Letter of Transmittal. If a certificate is registered in the name of a person other than the signer of a Letter of Transmittal, or if checks or certificates evidencing shares of FNB common stock are to be payable to the order of or registered in the name of a person other than the record holder(s), then the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appear(s) on the certificate, with the signature(s) on such certificate or stock powers guaranteed as described above.

     4.       Determination of Proper Completion. The exchange agent will have the reasonable discretion to determine whether a Letter of Transmittal has been properly completed, signed and submitted and to disregard immaterial defects in Letters of Transmittal. The decision of the exchange agent in such matters and any decision of FNB or NSD required by the exchange agent and made in good faith shall be conclusive and binding. The exchange agent will not be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the exchange agent.

     5.       Inadequate Space. If the space provided in the Letter of Transmittal under “Description of Your NSD Common Stock” is inadequate, the certificate numbers and the number of shares of NSD common stock evidenced by such certificates should be listed on a separate schedule and attached hereto and thereto.

     6.       Fractional Shares. No certificates representing fractional shares of FNB common stock shall be issued upon the surrender for exchange of certificates representing NSD common stock, and such fractional share interests will not entitle the owner thereof to any dividends or any other rights of a shareholder of FNB, unless the NSD shareholder elects to enroll in FNB’s DRSP Plan, in which event FNB will issue, in book-entry form, the exact number of shares, rounded to three decimal places, of FNB common stock to which the NSD shareholder is entitled. If a NSD shareholder does not elect to enroll in FNB’s DRSP Plan and would otherwise be entitled to a fractional share of FNB common stock, then that shareholder will receive cash (without interest) in an amount equal to such fractional part of a share of FNB common stock multiplied by the average of the last sale price of FNB common stock on the New York Stock Exchange for the 20 consecutive trading day period ended two business days prior to the date of receipt of the last regulatory approval of the Merger.

     7.       No Liability. None of FNB, NSD or the exchange agent will be liable to any holder of NSD common stock for any shares of FNB common stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

B.	RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES

     1.       Receipt of Merger Consideration. Each holder of NSD common stock must submit a properly completed Letter of Transmittal and the certificates representing NSD common stock to the exchange agent in order to receive the merger consideration payable in respect of such shares. No dividend or other distribution declared or made with respect to FNB common stock with a record date after the Effective Time (as defined in the Merger Agreement) will be paid to the holder of any unsurrendered certificate of NSD common stock until the holder duly surrenders such certificates. Following the surrender of any such certificates, there will be delivered to the holder, without interest (1) the shares of FNB common stock into which the shares of NSD common stock represented by such certificates have been converted, (2) the amount of any cash payable with respect to a fractional share of FNB common stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of FNB common stock and (3) at the appropriate payment date, the amount of dividends or other distributions with (A) a record date after the Effective Time but prior to surrender and (B) a payment date subsequent to surrender payable with respect to such shares of FNB common stock.

     2.       Special Payment and Delivery Instructions. If any certificates evidencing shares of FNB common stock are to be registered in the name of a person other than the person(s) signing a Letter of Transmittal or if such checks or such certificates are to be sent to someone other than the person(s) signing such Letter of Transmittal or to the person(s) signing such Letter of Transmittal but at an address other than that shown in the box entitled “Description of Your NSD Common Stock,” the appropriate boxes on such Letter of Transmittal must be completed.

     3.       Stock Transfer Taxes. FNB will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of certificates evidencing shares of FNB common stock in connection with the Merger, provided, however, that if any such check or certificate is to be issued in a name other than that in which the certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the record holder or such person), payable on account of the transfer to such person, to the exchange agent or satisfactory evidence of the payment of such taxes or exemption therefrom, shall be submitted to the exchange agent before any such certificate is issued. Except as provided in this Instruction B.3., it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the shares of NSD common stock delivered herewith.

     4.       Withholding. Following the Merger, FNB (or the exchange agent on behalf of FNB) shall be entitled to deduct and withhold from the merger consideration such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by FNB (or the exchange agent on behalf of FNB), following the Merger, such withheld amounts shall be treated for all purposes of the

Merger Agreement as having been paid to the holder of the shares of NSD common stock with respect to which such deduction and withholding was made by FNB.

     5.       Requests for Additional Copies. Additional copies of the Proxy Statement/Prospectus, the Letter of Transmittal, the DRSP Plan Prospectus and enrollment form, and these Instructions may be obtained by contacting Shareholder Information at 1-800-368-5948.

     6.       Substitute Form W-9. Under the federal income tax law, a shareholder who delivers shares of NSD common stock is required by law to provide the exchange agent (as payer) with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 included as a part of the Letter of Transmittal. If such shareholder is an individual, the TIN is such shareholder’s social security number. If the exchange agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual’s exempt status. Forms of such statements can be obtained from the exchange agent. For additional instructions, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are attached to these Instructions as Exhibit A. If backup withholding applies with respect to a shareholder, the exchange agent is required to withhold 28% of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

          The shareholder is required to give the exchange agent the social security number or employer identification number of the record holder of the shares of NSD common stock tendered with any Letter of Transmittal. If the shares of NSD common stock are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 that are attached to these Instructions as Exhibit A for additional guidance concerning which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If “Applied For” is written in Part I and the exchange agent is not provided with a TIN within 60 days, the exchange agent will withhold delivery of certificates to such shareholder until a TIN is provided to the exchange agent.

          Each NSD shareholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.

     7.       Lost, Destroyed, or Stolen Certificates. If any certificates representing shares of NSD common stock has been lost, destroyed, or stolen, the owner of such certificates should promptly notify Registrar and Transfer Company, as transfer agent for NSD (the “Transfer Agent”), at 1-800-368-5948. Such NSD shareholder will then be instructed as to the steps that must be taken in order to replace the certificates. Upon the making of an affidavit of that fact by the person claiming such certificates to be lost, stolen or destroyed and the posting by such person of a bond as indemnity against any claim that may be made with respect to such certificates, the Transfer Agent will issue in exchange for such lost, stolen, or destroyed certificates a new certificate representing such shares of NSD common stock. A Letter of Transmittal cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

EXHIBIT A
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT		NUMBER OF
(1)	An individual’s account	The individual

(2)	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

(3)	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

(4)	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

(5)	Sole proprietorship or single-owner LLC that has not elected to be taxed as an association	The owner(3)

GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT		IDENTIFICATION NUMBER OF
(6)	A valid trust, estate, or pension trust	The legal entity(4)

(7)	Corporate	The corporation

(8)	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

(9)	Partnership or multi-member LLC that has not elected to be taxed as an association	The partnership

(10)	A broker or registered nominee	The broker or nominee

(11)	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number (“TIN”) of the personal representative or trustee unless the legal entity itself is not designated in the account title).

OBTAINING A NUMBER

     If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees generally exempted from backup withholding on all payments include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of its subdivisions or instrumentalities.

•	A foreign government, or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies, or instrumentalities.

•	A dealer in securities or commodities required to register in the U.S., District of Columbia or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

     Payments of dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Certain payments other than interest and dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE

     Section 6109 requires most recipients of dividends, interest, or other payments to give TINs to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

IRS PENALTIES

(1)	PENALTY FOR FAILURE TO FURNISH TIN — If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	MISUSE OF TIN — If the requester discloses or uses your TIN in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS